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                         REXX Environmental Corporation
               (Formerly known as Oak Hill Sportswear Corporation)

           Amendments to Non-Qualified Stock Option Plan (the "Plan")
                Adopted by the Shareholders on February 17, 1998


         (1) The first sentence of Section 2 of the Plan is amended to read as follows:

             The number of shares which may be issued pursuant to option granted under the Plan shall not exceed 449,250 shares of the Company's common stock, par value $.02 ("Common Stock").

         (2) The last sentence of Section 2 of the Plan is amended to read as follows:

             The maximum number of shares in respect to which options may be granted under the Plan to any particular person participating in the Plan shall be 150,000 shares.

         (3) The first sentence of Section 1 of the Plan is amended to read as follows:

             1. Purpose. The purposes of this Non-Qualified Stock Option Plan (the "Plan") are to provide a continuing incentive to officers, directors and selected employees of Oak Hill Sportswear Corporation, a New York corporation (the "Company"), and of any parent or subsidiary of the Company, and an incentive to selected employees of any business which the Company acquires or in which it acquires any interest as an incentive to continue in its employ, by the grant of non-qualified, non-incentive stock options ("options") under the Plan.



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